GEODYNE ENERGY INCOME PROGRAMS
2004 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)
                                                                         CASH DISTRIBUTIONS PER UNIT
                                                                         -------------------------------

                                                         2003 YEAR-END             CUMULATIVE
          FORMATION    UNIT   2004 YEAR END PER UNIT      ESTIMATED        2004    DISTRIBUTIONS
P/SHIP      DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)      TOTAL   THRU 12/31/200 P/SHIP
--------  ----------  -------------------------------    -------------   ----------------------   -------

  P-1     10/25/88     $100           $74.30                $64.48          $11.18     $156.02    P-1
  P-3     05/10/89     $100           $69.38                $63.26          $10.24     $138.84    P-3
  P-4     11/21/89     $100           $47.51                $52.18           $9.34     $149.61    P-4
  P-5     02/27/90     $100           $42.47                $48.33           $6.94     $111.55    P-5
  P-6     09/05/90     $100           $66.66                $68.41          $11.09     $136.13    P-6




(1)  This chart must be read in connection with the letter dated January 28, 2005, providing important assumptions and other information on the methodology used to calculate these estimates.
(2)  2004 Year-End estimates use $43.36 per barrel of oil and $6.02 per thousand cubic feet ("MCF") of gas compared to
     $29.25 per barrel and $5.77 per MCF of gas for the 2003 Year-End estimates.